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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 6, 2014

N-VIRO INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, Ohio	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 – Entry Into a Material Definitive Agreement

On August 6, 2014, the Registrar of Corporations for Wales and England accepted a filing of a UK company, N-Viro Energy Limited, which was formed under Section 1115 of the Companies Act of 2006.

N-Viro Energy Limited is a development and capital-sourcing entity for N-Viro International Corporation (“NVIC”) and, in particular, international development of NVIC projects.  Efforts by N-Viro Energy Limited to raise capital and commitments for corporate and project funding are already underway, with an expected initial close of funding in August 2014.

At present, NVIC holds 45% of the Class C voting shares that select Directors for N-Viro Energy Limited.  Michael Burton-Prateley is the beneficial owner of 20% of N-Viro Energy Limited Class C stock.  The initial Directors of N-Viro Energy Limited are Timothy R. Kasmoch and Robert W. Bohmer, our CEO and Executive Vice President, respectively, and Mr. Burton-Prateley.  Mr. Burton-Prateley is also one of our Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:

August 11, 2014

By:

  /s/  James K. McHugh

James K. McHugh

Chief Financial Officer